UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2019

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	SPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 13, 2019, the Compensation Committee of the Board of Supervisors of Suburban Propane Partners, L.P. approved the Suburban Propane, L.P. Executive Special Severance Plan (the “Executive Severance Plan”).  The Executive Severance Plan will be effective as of January 1, 2020.  The Executive Severance Plan is intended to provide benefits to designated employees of Suburban Propane, L.P. who are members of a select group of management or highly compensated employees (as determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act), including the currently employed named executive officers of Suburban Propane Partners, L.P., in the event their employment is terminated by Suburban Propane, L.P. without Cause or by the participant for Good Reason (each as defined in the Executive Severance Plan) during the six (6)-month period prior to, or upon or within the twenty-four (24)-month period following, a Change of Control (as defined in the Executive Severance Plan) (a “Qualifying Termination”).

In the event of a Qualifying Termination, a participant will be entitled to receive an amount equal to one-fifty-second (1/52nd) of the sum of the participant’s Base Salary plus Bonus (each as defined in the Executive Severance Plan), multiplied by the number of Severance Weeks (as defined in the Executive Severance Plan) applicable to the participant.  In addition, participants will be entitled to receive continued health coverage during the applicable Continuation Period (as defined in the Executive Severance Plan), as well as a Pro-Rata Bonus (as defined in the Executive Severance Plan) and outplacement services.  The number of Severance Weeks for the Chief Executive Officer, Chief Financial Officer and other currently employed named executive officers of Suburban Propane Partners, L.P. is one hundred fifty-six (156).

As a condition to receiving severance payments and other benefits under the Executive Severance Plan, participants are required to execute and not revoke a release of claims in favor of Suburban Propane, L.P. and its affiliates.  Participants must also comply with certain post-termination restrictive covenants, including non-competition and employee and customer non-solicitation restrictions.

If any payment or benefit under the Executive Severance Plan would be considered a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed by Section 4999 of the Code, then the payments will either be (i) reduced so that no portion of the payments is subject to the excise tax or (ii) paid in full, whichever results in the participant receiving a greater amount on a net after-tax basis, taking into account all federal, state and local taxes and the excise tax imposed by Section 4999 of the Code.

The foregoing summary of the Executive Severance Plan is not a complete summary of the Executive Severance Plan and is qualified in its entirety by reference to the text of the Executive Severance Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Suburban Propane, L.P. Executive Special Severance Plan, effective January 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 19, 2019	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ MICHAEL A. KUGLIN
	Name:	Michael A. Kuglin
	Title:	Chief Financial Officer & Chief Accounting Officer